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EXHIBIT 32


      AS ADOPTED PURSUANT BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-QSB of Brilliant Technologies Corporation for the quarter ended June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Allan Klepfisz, Chief Executive Officer, President and acting Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated:  August 21, 2006                  By: /s/  Allan Klepfisz
                                             ----------------------------------
                                             Allan Klepfisz
                                             Chief Executive Officer, President
                                             and Acting Chief Financial Officer